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                                                                   EXHIBIT 10.36

                 EXPENSE REIMBURSEMENT AND SERVICES AGREEMENT

     THIS AGREEMENT is made and entered into on this 10th day of January, 2001 by and between AMERICAN MERCURY INSURANCE COMPANY, an Oklahoma corporation (hereinafter referred to as "AMIC") and MERCURY INSURANCE SERVICES, LLC, a California limited liability company (hereinafter referred to as "MIS").

     WHEREAS, the parties recognize that "economies of scale" make it less expensive to consolidate certain corporate functions relating to the payment of operating expenses and the furnishing of certain services by MIS to AMIC; and

     WHEREAS, the parties desire to enter into this Agreement to provide for the reimbursement to MIS of expenses paid or incurred by MIS on behalf of AMIC and the rendering of certain services by MIS to AMIC.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:


                                   ARTICLE I
                                EFFECTIVE DATE
                                --------------

     1.01  Effective Date of Agreement.  This Agreement shall be effective from
           ---------------------------
and after the 1st day of January, 2001, and shall remain in effect until terminated as provided herein.


                                  ARTICLE II
                             EXPENSE REIMBURSEMENT
                             ---------------------

     2.01  Payment of Expenses of AMIC.  The parties agree that in the event
           ---------------------------
AMIC desires that MIS pay certain expenses of AMIC, or in the event MIS incurs expenses in relation to and on behalf of AMIC, AMIC shall repay to MIS the actual expenses paid or incurred by MIS therefor. AMIC shall be entitled to approve all expenses paid or incurred by MIS on AMIC's behalf. The presentment to MIS of an invoice for payment shall be deemed AMIC's approval of the payment by MIS of such expense.

     2.02  Expenses to be Reimbursed.   AMIC's expenses which shall be paid by,
           -------------------------
and subsequently reimbursed to, MIS shall include, but not be limited to, the following: 1) salaries for all AMIC personnel; 2) operating expenses, including, but not limited to, rent, supplies, telephone, advertising costs, outside accounting expenses; 3) payroll-related expenses, including employment taxes relating to AMIC personnel; 4) expenses relating to employment benefits, including employee bonuses, health and life insurance plans, retirement plans, employee savings plans, and profit sharing

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plans for AMIC personnel; and 5) such other expenses incurred for the operation of AMIC as agreed to between the parties.

     2.03  Expenses Which are the Responsibility of AMIC.   The parties agree
           ---------------------------------------------
that the following expenses shall be the sole responsibility of, and shall be paid directly by, AMIC: 1) premium taxes; 2) losses under policies issued by AMIC; 3) reserves for unpaid losses and loss adjustment expenses; 4) outside audit fees; 5) assigned risk fees, bureau fees, FAIR Plan and similar assessments; 6) agent commissions, contingency bonuses, and fees associated with the licensing and appointment of insurance agents; 7) reinsurance premiums; 8) investment fees; 9) assessments by state guarantee associations; 10) membership fees in trade associations; 11) political contributions; 12) premiums paid for insurance policies in which AMIC is the beneficiary and owner; 13) taxes of any kind which may be levied upon AMIC by governmental authorities or through the Tax Allocation Agreement between the members of the Mercury Insurance Group; 14) fixed and leased assets, and associated maintenance expenses; 15) legal costs and professional fees; and 16) such other expenses as determined by AMIC.

     2.04  Monthly Reimbursements.  AMIC shall reimburse MIS on a monthly basis
           ----------------------
for all expenses paid by MIS on AMIC's behalf during the previous month. The parties may mutually agree to an alternate reimbursement schedule. MIS shall provide a quarterly and annual report to AMIC showing all expenses reimbursed during the prior year.


                                  ARTICLE III
                               SERVICES TO AMIC
                               ----------------

     3.01  Services to be Provided to AMIC.  MIS agrees to provide services to
           -------------------------------
AMIC as AMIC requests in relation to the following areas: 1) Human Resources, payroll, employee benefits and personnel matters; 2) financial accounting; 3) legal; 4) actuarial; 5) computer operations; 6) investments; 7) asset purchasing; 8) automobile fleet operations; and 9) general management assistance. AMIC shall be the sole judge of what services it purchases from MIS. The parties may mutually agree to MIS providing additional services to AMIC.

     3.02  Payment for Services.  AMIC agrees to pay MIS the actual cost
           --------------------
incurred by MIS in providing such services. Such fees for services shall be paid on a monthly basis for all services performed by MIS during the previous month. The parties may mutually agree to an alternate payment schedule. MIS shall provide a quarterly and annual report to AMIC showing all services performed for AMIC during the prior year.


                                  ARTICLE IV
                PROVISIONS APPLICABLE TO EXPENSES AND SERVICES
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     4.01  Ownership of Records.  The ownership and legal title to the insurance
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policies,

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insurance policy records, data processing tapes, disks, programs, documentation, account records, and any other books and records related to the reimbursement of expenses or services provided hereunder shall remain in and with AMIC, however MIS may have access to such records at all reasonable times.

     4.02  Right of Audit.  Either party may audit the books and records of the
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other party in relation to the expenses reimbursed or the services performed hereunder, at the reviewing company's own expense, upon reasonable prior notice and during normal business hours.

     4.03  Independent Contractor Status.  The relationship of MIS and AMIC
           -----------------------------
shall be that of an independent contractor rather than employer and employee and nothing contained in this Agreement or in the rules and regulations of either company shall be construed to create the relationship of employer and employee or agent and principal between MIS and AMIC.

     4.04  Right of Offset.   Either party may offset amounts owed by it against
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amounts owed to it by the other party under this or any other agreement between the parties.

     4.05  Confidentiality.  Each party agrees to treat any proprietary and
           ---------------
nonpublic information obtained as a consequence of this Agreement regarding the other party, its clients, products, practices and personnel as confidential and proprietary in nature and not to be shared with any other entity without the express written prior permission of such party. The parties agree that a party aggrieved by a breach of this provision shall be entitled to injunctive relief, and any other remedies afforded by law.


                                   ARTICLE V
                                  TERMINATION
                                  -----------

     5.01  Termination of Agreement.  This Agreement, or any individual service
           ------------------------
provided herein, may be terminated by either party upon ninety (90) days prior written notice to the other party, and any necessary notice to any applicable state insurance department. Upon termination, MIS shall provide a final invoice for expenses reimbursed or services performed prior to termination. AMIC shall pay such invoice within sixty (60) days of receipt thereof.


                                  ARTICLE VI
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     6.01  Construction of Agreement.   The parties agree that the terms of this
           -------------------------
Agreement were negotiated by the parties, and the provisions of this Agreement shall not be construed against any party merely on the basis that such party may have drafted the particular provision.

     6.02  Applicable Law.  This Agreement and the rights of the parties
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hereunder shall be

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governed by, construed and enforced in accordance with the laws of the State of
Oklahoma, including the laws governing the choice of law.

     6.03  Assignment.  This Agreement may not be assigned by either party
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except with the express written consent of the other party. Nothing in this
Agreement is intended to confer upon any person other than the parties hereto, their permitted assigns and their successors, any rights or remedies under or by reason of this Agreement.

     6.04  Binding Agreement.  This Agreement shall be binding upon and inure to
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the benefit of the respective heirs, personal representatives, successors or assigns of the parties hereto.

     6.05  Entire Agreement.  This Agreement contains the entire Agreement of
           ----------------
the parties hereto and no representations, inducements, promises, or Agreements, oral or otherwise, between the parties not embodied or incorporated herein shall be of any force of effect. This Agreement shall supersede any agreement previously entered into between the parties regarding the same subject matter.

     6.06  Modification.  This Agreement may only be amended by a written
           ------------
amendment or addendum executed by both parties hereto.

     6.07  Nonwaiver.  No failure of either party to exercise any power or right
           ---------
given either party hereunder or to insist upon strict compliance by either party with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.

     6.08  Notices.  Except as noted, all notices and consents required or
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permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if and when delivered personally, transmitted by first class certified mail, return receipt requested, postage prepaid, or sent by a nationally recognized express courier service, postage delivery charges prepaid, as follows:

     To AMIC:                           To MIS:

     2000 Classen Blvd.                 4484 Wilshire Blvd.
     Oklahoma City, OK 73125            Los Angeles, CA 90010
     Attention: President               Attention: President

Either party may from time to time change its address for notices, by giving notice of a new address to the other party in accordance with this Section.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.

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AMERICAN MERCURY INSURANCE              MERCURY INSURANCE SERVICES,
     COMPANY                                LLC


By: /s/ Cooper Blanton, Jr.             By: /s/ George Joseph
    ---------------------------------       ----------------------------
     Cooper Blanton, Jr., President          George Joseph, President

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